EXHIBIT 32.1

Certification of

Principal Executive Officer,

Pursuant to 18 U.S.C. SECTION 1350

In connection with the Annual Report of Awareness Group, Inc. (the “Company”) on Form 10-K for the period ending September 30, 2025, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Pablo Diaz, Chief Executive Officer and Chairman of the Board of the Company, certify, to my knowledge that:

(i)	the accompanying Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Act”); and

(ii)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Awareness Group, Inc.

/s/ Pablo Diaz
Pablo Diaz
Chief Executive Officer and Chairman of the Board of Directors
Date: April 16, 2026